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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 20, 2000, except as to Note 1, as to which the date is ___________ in Amendment No. 2 to the Registration Statement (Form S-1
No. 333-     ) and related Prospectus of America Online Latin America, Inc. for the registration of ___________ shares of its Class A common stock.

                                                     Ernst & Young LLP



McLean, Virginia


The foregoing consent is in the form that will be signed upon the completion of the reorganization as described in Note 1 to the financial statements.


                                                     /s/ Ernst & Young LLP


McLean, Virginia
March 13, 2000